Exhibit 21

                            Subsidiary of Registrant





                                               Percentage      Jurisdiction or
Subsidiary (1)                                   Owned    State of Incorporation

Klamath First Federal Savings
  and Loan Association                            100%          United States



(1) The operations of the Company's subsidiary are included in the Company's consolidated financial statements.